ACRE REALTY INVESTORS INC.

c/o Avenue Capital Group

399 Park Avenue

New York, NY 10022

September 5, 2017

To the Shareholders of ACRE Realty Investors Inc.

Re:  Important notice regarding your shares of ACRE Realty Investors Inc.

Dear Shareholders:

You are cordially invited to attend the Special Meeting of Shareholders of ACRE Realty Investors Inc. (the “Special Meeting”). The Special Meeting is scheduled to be held on Thursday, October 5, 2017, at 10:00 a.m. local time at the offices of our outside corporate counsel, Vinson & Elkins LLP, located at 666 5th Avenue, 26th Floor, New York, New York 101303. You are being sent this letter to ask you to please vote your shares of common stock or submit your proxy for the upcoming Special Meeting. Additional details about the Special Meeting and the matters to be acted on at the Special Meeting are presented in the Notice of Special Meeting of Shareholders and proxy statement filed with the Securities and Exchange Commission (the “SEC”) on August 25, 2017 and previously sent to you.

As described in the proxy statement, at the Special Meeting you will be asked to consider and vote upon a proposal to approve the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution, in substantially the form attached to the proxy statement as Appendix A, in accordance with the relevant provisions of the Georgia Business Corporation Code.

Consummation of the dissolution and liquidation is subject to certain conditions, including approval and adoption of the Plan of Dissolution by the affirmative vote of three-quarters (3/4) of all of the votes entitled to be cast by the shareholders on the matter. Accordingly, failure to vote or abstentions will have the effect of a vote against the Plan of Dissolution for the purposes of determining whether approval is obtained. The Company’s Board of Directors unanimously recommends that fellow shareholders vote “FOR” the adoption of the Plan of Dissolution.

If approved by the Company’s shareholders, the Company intends to file a notice of intent to dissolve with the Georgia Secretary of State. After filing the notice of intent to dissolve, the Company will send or cause written notice of dissolution to be sent to each known claimant against the Company and will publish a notice of intent to dissolve in accordance with the requirements of Georgia law.

The Company’s assets consist almost entirely of cash, held through the Company’s operating partnership. As of June 30, 2017, the Company’s operating partnership had approximately $19.2 million in cash and cash equivalents, net of accrued liabilities. In connection with the dissolution, the Company intends to distribute its cash to its shareholders. The Company intends to make an initial distribution of a portion of its cash as soon as practicable after the special meeting (assuming the Plan of Dissolution is approved) and as permitted by Georgia law. The Company will distribute its remaining cash in subsequent distributions.

Although the Company cannot predict with certainty the amount or timing of any liquidating distributions to shareholders, based on the information currently available to the Company, the Company estimates that the aggregate amount of liquidating distributions to shareholders from its 96.41% ownership interest in its operating partnership will be between approximately $17.6 million, or $0.86 per share, and $17.4 million, or $0.85 per share (based on 20,494,631 shares outstanding as of June 30, 2017), assuming the liquidation and dissolution are completed by October 5, 2017 or December 31, 2017, respectively. Similarly, the Company estimates that liquidating distributions to the holders of units of limited partnership interests in the Company’s operating partnership who hold the remaining 3.59% ownership interest in the operating partnership will be between approximately $654,000 and $645,000, assuming a complete liquidation by October 5, 2017 or December 31, 2017, respectively. The estimated distribution amounts set out above represent the Company’s estimates of the amounts to be distributed to shareholders during the liquidation, but do not represent the minimum or maximum distribution amounts. Actual distributions could be higher or lower.

Shareholders of ACRE Realty Investors Inc.

September 5, 2017

The Company currently estimates that it will reserve between $450,000 and $700,000, which will be used to pay all expenses, including legal, accounting and auditor fees and expenses in connection with the Company’s continuing public company reporting and disclosure obligations and for services in connection with the proxy statement and the special meeting, estimated operating expenses through the dissolution and wind-down process, and other known, non-contingent liabilities, plus an additional reserve of approximately $450,000 for unknown contingent liabilities that the Company may incur before the liquidation and dissolution are completed. The Company will distribute any excess portion of this reserve amount that the Company does not use to pay expenses and liabilities.

It is very important that your shares be represented at the Special Meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Your vote is critical to ensuring an orderly wind-down of the Company and to minimize the costs associated with this process. The Board of Directors requests that all shareholders of record promptly complete, sign, date and return the proxy card previously sent to you, or vote by internet or telephone by following the instructions on the proxy card, whether or not you plan to attend the Special Meeting. The proxy is revocable and will not be used if you attend and vote at the Special Meeting in person or otherwise provide notice of your revocation. The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum. No postage is required if mailed in the United States. Please vote “FOR” the adoption of the Plan of Dissolution today.

 If you have any questions regarding the information contained in the proxy statement or regarding the completion of the proxy card, voting by internet or telephone, or would like directions to the Special Meeting, please call us at (212) 878-3504.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Best regards,

/s/ Edward Gellert

Edward Gellert

Chief Executive Officer and Chairman of the Board

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Shareholders may obtain a free copy of the proxy statement and the other relevant materials, and any other documents filed by the company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, a free copy of the proxy statement and other documents filed with the SEC may also be obtained by directing a written request to: Gregory I. Simon, Executive Vice President, General Counsel and Secretary, ACRE Realty Investors Inc., c/o Avenue Capital Group, 399 Park Avenue, 6th Floor, New York, New York, 10022, or by accessing the Company’s website at www.acrerealtyinvestors.com. Shareholders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the Plan of Dissolution.

Shareholders of ACRE Realty Investors Inc.

September 5, 2017

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed dissolution. Certain information regarding the interests of such directors and executive officers is included in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2017 and is included in the proxy statement relating to the proposed dissolution.

Cautionary Note Regarding Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Company and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such factors and uncertainties include, but are not limited to, the following: the ability of the Company to obtain shareholder approval of the proposed dissolution; the Company’s ability to accurately estimate the amounts required to pay all operating expenses, as well as other known, non-contingent liabilities through the dissolution and winding up process; the Company’s ability to settle, make adequate provision for or otherwise resolve its liabilities and obligations; the precise nature, amount and timing of any distributions to shareholders; the possibility that any distributions to shareholders could be diminished or delayed by, among other things, claims and unexpected or greater than expected expenses; and other statements contained in this letter regarding matters that are not historical facts. The Company undertakes no obligation to update any forward-looking statement in this letter.